UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2006

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Securities Transaction

On October 31, 2006, Modtech Holdings, Inc. (the "Company'') entered into a Securities Purchase Agreement (the "Purchase Agreement") with Laurus Master Fund, Ltd. (the "Purchaser") pursuant to which the Company agreed to issue and sell to the Purchaser a Secured Convertible Term Note in the original principal amount of $5 million (the "Convertible Note"), a Secured Term Note in the original principal amount of $13 million (the "Nonconvertible Note"), a Common Stock Purchase Warrant exercisable for 1,540,697 shares of the Company's common stock and a second Common Stock Purchase Warrant exercisable for 581,395 shares of the Company's common stock (collectively the "Warrants"). The transactions contemplated by the Purchase Agreement funded on November 1, 2006.

The Notes

The Convertible Note and the Nonconvertible Note (the "Notes") bear interest at an adjustable rate equal to the prime rate as published in the Wall Street Journal, plus 2.5% and 3.75%, respectively (the "Contract Rates"). The Notes' interest rates will be adjusted with each adjustment in the prime rate. The Company has deposited $1,1992,746 in a restricted account with North Fork Bank from which the first year's interest on the Notes will be paid. The deposit is equivalent to one-year's interest on both Notes at the current Contract Rates.

Payments of principal in the aggregate amount of $375,000 under both Notes, plus accrued interest, will commence February 28, 2007 and continue on the same day of each month until the final payment of principal and accrued interest under the Notes which is due October 31, 2009.

The Purchaser of the Convertible Note may, at its discretion, convert all or any portion of the note into shares of the Company's common stock at the following "Conversion Prices": $5.96 per share for the first $1,666,668 of principal, $6.23 per share for the next $1,666,666 of principal, and $7.69 per share for the remaining $1,666,666 of principal. On any monthly payment date of principal and interest under the Convertible Note, the Purchaser must convert the monthly payment then due into shares of the Company's common stock, in lieu of a cash payment by the Company, up to an amount that does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the monthly payment date, if the average closing price of the Company's common stock for the five trading days immediately preceding the monthly payment date is 118% of the then current Conversion Price. The balance of the monthly payment then due, if any, must be paid by the Company in cash.

The Notes may be prepaid in whole, but not in part or separately, at any time by paying the Purchaser 124% of the then aggregate outstanding principal balance and accrued interest.

The Notes are secured by substantially all of the Company's assets.

Amounts owed under the Notes may be accelerated and are subject to default rate interest charges under various circumstances, including, but not limited to, the failure to make principal or interest payments when due under the Notes, breaches of certain covenants, representations, conditions and warranties set forth in the Notes and Purchase Agreement, including, without limitation, the failure to maintain on a monthly basis at least $9 million in cash and eligible accounts receivable, the occurrence of certain insolvency or bankruptcy events affecting the Company, a change of control in the Company, and certain judgments, liens and attachments in excess of permitted amounts.

The Purchase Agreement contains certain negative covenants, including, without limitation, restrictions on the Company's ability to, among other things, pay dividends, incur debt, or change its business.

The Warrants

The Warrants are exercisable at any time up to October 31, 2012. The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be adjusted in the event the Company issues a stock dividend, subdivides its shares or combines its shares.

Registration Rights Agreement

In connection with the sale and issuance of the Notes and Warrants, the Company and the Purchaser entered into a Registration Rights Agreement, dated October 31, 2006, pursuant to which the Company agreed to prepare and file, within 90 days following the issuance of the Notes and Warrants, a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the Convertible Note and exercise of the Warrants.

Sale Leaseback Transaction

On November 1, 2006, the Company entered into a Sale and Purchase Agreement and Joint Escrow Instructions with NL Ventures V, L.P., pursuant to which it sold its manufacturing plant in Florida for $4.5 million. The sale closed November 1, 2006. Concurrently with the sale of the property, the Company entered into a Lease Agreement with the purchaser's assignee, NL Ventures V Plant City, L.P., dated November 1, 2006, pursuant to which the Company leased back the property for an initial term of 20 years. The Company has the option to extend the lease term for two additional terms of five years each. The annual rent is $491,160 for the first year of the lease and increases at the rate of 3% per annum thereafter. The Company has posted a security deposit of $528,900 in connection with the lease.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering into the Purchase Agreement discussed under Item 1.01 above, on November 1, 2006, the Company terminated its Loan and Security Agreement with Bank of America, N.A., dated March 31, 2006. The Company paid off all amounts borrowed and due under the Loan and Security Agreement, which aggregated approximately $1.8 million, including approximately $500,000 in early termination fees. The Intercreditor Agreement dated March 31, 2006 among the Company, Amphora Limited and Bank of America, N.A. was also terminated.

On November 1, 2006, the Company completed the pay off of its Amended and Restated Senior Subordinated Secured Convertible Notes (the "Subordinated Notes") held by Amphora Limited as previously described in the Form 8-K filed by the Company on November 1, 2006. In connection with such pay off, the Subordinated Notes and the Pledge and Security Agreement with Amphora Limited, dated December 30, 2004, were terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the Purchase Agreement, the Notes and the Warrants is hereby incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreement described in Item 1.01, on November 1, 2006, the Company issued the Notes and Warrants to the Purchaser. The Company received $18 million in gross proceeds from the issuance.

The issuance of the Notes and the Warrants was made in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D of the Securities Act of 1933. The offer and sale of the Conversion Shares was conducted without general solicitation or advertising and made only to a single "accredited investor" under Rule 501 of Regulation D. The shares to be issued upon conversion of the Notes and exercise of the Warrants will be registered for resale under the Securities Act of 1933 pursuant to the Registration Rights Agreement described in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2006

Modtech Holdings, Inc. by: /s/ Kenneth S. Cragun Kenneth S. Cragun Chief Financial Officer